UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2012

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On October 17, 2012, Align Technology, Inc. ("Align") is issuing a press release and holding a conference call regarding its preliminary financial results for its third quarter ended September 30, 2012. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Align is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of non-GAAP financial measures contained in the attached press release to the comparable GAAP financial measures is contained in the attached press release and a reconciliation of these and certain other non-GAAP financial information provided on the conference call (to the extent not reconciled on such call) is contained on the Investor Relations section of our website at investor.aligntech.com.

ITEM 8.01	OTHER ITEMS

On October 17, 2012, Align issued a press release announcing the termination today announced that the Company has reached a mutual agreement with Straumann to terminate their distribution agreements for iTero intra-oral scanners in Europe and North America, effective December 31, 2012 .   A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. dated October 17, 2012 (Align Technology Announces Third Quarter Fiscal 2012 Results)
99.2	Press Release of Align Technology, Inc. dated October 27, 2011 (Align Technology and Straumann to Terminate Distribution Agreements for iTero Scanners)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2012	ALIGN TECHNOLOGY, INC.

By: /s/Kenneth B. Arola
Kenneth B. Arola
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. dated October 17, 2012 (Align Technology Announces Third Quarter Fiscal 2012 Results)

99.2	Press Release of Align Technology, Inc. dated October 17, 2012 (Align Technology and Straumann to Terminate Distribution Agreements for iTero Scanners)